Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration statement (Form S-8 No. 333-210586) pertaining to the equity incentive plans and employee stock purchase plan of Senseonics Holdings, Inc.,
(2)	Registration statement (Form S-8 No. 333-224827) pertaining to the equity incentive plans and employee stock purchase plan of Senseonics Holdings, Inc.,
(3)	Registration statement (Form S-8 No. 333-231334) pertaining to the equity incentive plans and employee stock purchase plan of Senseonics Holdings, Inc.,
(4)	Registration statement (Form S-8 No. 333-232486) pertaining to the inducement plan of Senseonics Holdings, Inc.,
(5)	Registration statement (Form S-3 No. 333-233656) of Senseonics Holdings, Inc.,
(6)	Registration statement (Form S-3 No. 333-235297) of Senseonics Holdings, Inc.,
(7)	Registration statement (Form S-3 No. 333-237937) of Senseonics Holdings, Inc.,
(8)	Registration statement (Form S-3 No. 333-248659) of Senseonics Holdings, Inc. and
(9)	Registration statement (Form S-3 No. 333-252939) of Senseonics Holdings, Inc.,

of our report dated March 5, 2021, with respect to the consolidated financial statements of Senseonics Holdings, Inc. included in this Annual Report (Form 10-K) of Senseonics Holdings, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young, LLP

Tysons, VA

March 5, 2021